STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/09/1998
                                                               981429973-2320738


                          RESTATED CERTIFICATE OF TRUST
                                       FOR
                          NEUBERGER BERMAN EQUITY FUNDS
                   (FORMERLY NEUBERGER & BERMAN EQUITY FUNDS)

This Restated Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

1.  The name of the trust: NEUBERGER BERMAN EQUITY FUNDS

2.  The name under which the trust was originally formed:
    Neuberger & Berman Equity Funds

3.  The date of filing of the original certificate of trust: 12-29-92

4. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                    Corporation Service Company
                    1013 Centre Road
                    Wilmington, Delaware  19805
                    New Castle County

5.  This Restated Certificate of Trust is effective upon filing.

6. The Trust is a Delaware business trust registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Restated Certificate of Trust of Neuberger Berman Equity Funds this 6th day of November, 1998.


                              /s/ Stanley Egener
                              ------------------
                              Stanley Egener, as Trustee and not individually

                              Address:  605 Third Avenue
                                        New York, NY 10158

STATE OF NEW YORK
CITY OF NEW YORK

      Before me this 6th day of November, 1998, personally appeared the above-named Stanley Egener, known to me to be the person who executed the foregoing instrument and who acknowledged that he executed the same.

                              /s/ Loraine Olavarria
                              ----------------------
                              Notary Public

My commission expires 4-15-99

                                        LORAINE OLAVARRIA
                                        Notary Public, State of New York
                                        No. 03-4979299
                                        Qualified in Nassau County
                                        Commission Expires:  4-15-99


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                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                Page 1

                           -------------------------




      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NEUBERGER & BERMAN EQUITY TRUST FUNDS", CHANGING ITS NAME FROM "NUEBERGER & BERMAN EQUITY FUNDS" TO NEUBERGER BERMAN EQUITY FUNDS", FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.











                                             /s/ Edward J. Freel
                                             ----------------------------------
                                             Edward J. Freel, Secretary of State

2320738   8100                            AUTHENTICATION:             9398201
981429973                                 DATE:                      11-10-98